DR. SAMUEL ZENTMAN JOINS
POWERSAFE TECHNOLOGY BOARD OF DIRECTORS

Zentman brings a wealth of expertise and diversity to board

New York, NY - June 19, 2008 - PowerSafe Technology Corp. (NASDAQ: PWSF) announced that Samuel Zentman, Ph.D. has been appointed to its board of directors.

Dr. Zentman has a Ph.D in mathematics as well as broad financial and information systems management experience in technology companies at the executive and consultant levels. Dr. Zentman has served as a director of Acorn Energy (NASDAQ: ACFN) since November 2004. During his tenure, ACFN’s stock price has climbed six-fold. Also, he currently serves as lead director of Hinson-Hale Medical Technologies, a privately held supplier of highly engineered textiles for demanding medical applications.

“We are fortunate and thrilled to welcome Dr. Zentman to our board,” said Jack N. Mayer, President of PowerSafe Technology. “We expect Dr. Zentman to contribute significantly to our continued development. He brings a clear-cut perspective on emerging technologies and their commercial application and deployment.”

“I am very pleased to join the PowerSafe Technology Board of Directors at a critical time in the company’s growth,” said Zentman. “Their forthcoming merger with Amplification Technologies Inc. with its strong team and highly sensitive detector technology., provides a compelling opportunity to the marketplace.”

Dr. Zentman served on the board of directors of several corporations, primarily in the areas of medical and clean energy technologies. Additionally, he served as chairman for a national non-profit organization involved in primary and secondary education. Dr. Zentman is also joining the board of Amplification Technologies. Dr. Zentman is a shareholder of both PowerSafe Technology and Amplification Technologies.

About PowerSafe Technology Corp. (PWSF.OB)
PowerSafe Technology is focused on completing its merger with Amplification Technologies and developing Amplification’s extremely sensitive patented photodetector technology. The technology has significant performance and cost advantages over traditional technology and is positioned as the next generation solid state technology for low level light detection.

For comprehensive information on PowerSafe Technology Corp., including the 8-K filed on April 4, 2008 announcing their transaction with Amplification Technologies, please visit the SEC’s Web site containing our public filings.

For the actual agreement between PowerSafe Technology and Amplification Technologies, including the information about Amplification Technologies, which was filed as Exhibit D to the Merger Agreement, please click here.

About Amplification Technologies
Based in New York, Amplification Technologies is revolutionizing the low-level signal detection industry by challenging the traditional technology through its Discrete Amplification approach to the design of semiconductor Photon Detectors with high gain and low excess noise. Its proprietary technology has been developed to provide unparalleled performance advantages such as high photon detection efficiency that are critical for the medical imaging, high energy physics, security, and markets.
 www.amplificationtechnologies.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of PowerSafe and Amplification. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties inherit herein and set forth in PowerSafe’s SEC filings and such other matters as are contained therein. These risks and uncertainties could cause actual results to differ materially from those indicated in the forward-looking statements.

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